Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2012, relating to the financial statements of Galena Biopharma, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

June 29, 2012